EXHIBIT 99.2

INDEX TO FINANCIAL STATEMENTS

Balance Sheets as of December 31, 2009 and September 30, 2010	2

Statements of Operations for each of the three and nine months in the periods ended September 30, 2009 and 2010	3

Statements of Cash Flows for each of the nine month period ended September 30, 2009 and 2010	4

Notes to Financial Statements	5

WEB MERCHANTS, INC.
Balance Sheets

	September 30,	December 31,
	2010	2009
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$111,988	$128,663
Inventories	721,089	650,838
Total current assets	833,077	779,501

Property and equipment, net	53,426	65,465
Other assets, net	1,968	2,184
Total assets	$888,471	$847,150

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$362,115	$323,949
Credit cards payable	55,707	110,356
Line of credit	57,011	38,433
Current portion of note payable - vehicle	–	1,335
Total current liabilities	474,833	474,073
Long-term liabilities:
Notes payable	362,018	362,017
Total long-term liabilities	362,018	362,017
Total liabilities	836,851	836,090

Commitments and contingencies
Stockholders’ Equity (deficit):
Common stock of $0.01 par value, shares authorized 1,000; 616 shares issued and outstanding at September 30, 2010 and December 31, 2009	200	200
Accumulated deficit	51,420	10,860
Total stockholders’ equity (deficit)	51,620	11,060

Total liabilities and stockholders’ equity	$888,471	$847,150

See accompanying notes to the interim financial statements.

WEB MERCHANTS, INC.
Statements of Operations (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

NET SALES	$2,035,951	$1,869,860	$6,212,333	$5,619,897
COST OF GOODS SOLD	1,335,979	1,217,947	3,715,318	3,503,790
Gross profit	699,972	651,913	2,497,015	2,116,107
OPERATING EXPENSES:
Advertising and promotion	302,830	259,838	875,568	764,706
Other selling and marketing	233,122	233,224	731,345	578,301
General and administrative	269,530	230,912	811,836	708,640
Depreciation and amortization	8,185	8,192	25,875	24,576
Total operating expenses	813,667	732,166	2,444,624	2,076,223

Operating income (loss)	(113,695)	(80,253)	52,391	39,884

OTHER INCOME (EXPENSE)
Interest expense	693	205	1,610	1,640
Total other expense, net	693	205	1,610	1,640

Income (loss) from continuing operations before income taxes	(114,388)	(80,458)	50,781	38,244
PROVISION FOR INCOME TAXES	6,780	7,100	10,221	21,300

NET INCOME (LOSS)	$(121,168)	$(87,558)	$40,560	$16,944

NET INCOME (LOSS) PER SHARE:
Basic	$(196.70)	$(142.14)	$65.84	$27.51
Diluted	$(196.70)	$(142.14)	$65.84	$27.51

SHARES USED IN CALCULATION OF NET LOSS PER SHARE:
Basic	616	616	616	616
Diluted	616	616	616	616

See accompanying notes to the interim financial statements.

WEB MERCHANTS, INC.
Statements of Cash Flows (unaudited)

	Nine Months Ended September 30,
	2010	2009
Operations
Net income	$40,560	$17,969
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	25,875	24,576
Net (increase) decrease in assets:
Inventory	(70,251)	84,933
Net increase (decrease) in liabilities:
Accounts and credit cards payable	(16,483)	(48,253)
Taxes payable	–	9,225
Accrued compensation	—	95,711

Net cash provided by (used in) operating activities	(60,859)	166,192

Investing
Investments in equipment	(13,620)	(13,499)

Net cash used in investing	(13,620)	(13,499)
Financing
Repayment of line of credit	(15,422)	(19,373)
Borrowings of line of credit	34,000
Loans from related party	–	10,865
Principle payments on equipment note payable	(1,335)	(4,031)

Net cash used in financing	17,243	(12,539)

Net change in cash and cash equivalents	(16,675)	158,123
Cash and cash equivalents, beginning of period	128,663	66,531
Cash and cash equivalents, end of period	$111,988	$224,654

Supplemental Disclosure of Cash Flow Information:

Cash paid during the year for:
Interest	$1,610	$1,640
Income Taxes	$10,462	$45,591

See accompanying notes to the interim financial statements.

WEB MERCHANTS, INC.
NOTES TO INTERIM FINANCIAL STATEMENTS (UNAUDITED)

NOTE A—NATURE OF BUSINESS

Web Merchants Inc. (“WMI” or the “Company”) was incorporated in Delaware on July 12, 2002.  The Company is an online retailer offering a full range of products for the sexual wellness market.  The Company sells its products through an internet website located at www.EdenFantasys.com (the “Website”).  Sales are generated through the internet and print ads that drive traffic to the internet and the Website.  We have a diversified customer base with no one customer accounting for 10% or more of consolidated net sales and no particular concentration of credit risk in one economic sector.  Foreign operations and foreign net sales are not material.

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These consolidated financial statements include the accounts and operations of Web Merchants Inc.  Certain prior period amounts have been reclassified to conform to the current year presentation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.  Significant estimates in these consolidated financial statements include estimates of: asset impairment; income taxes; tax valuation reserves; restructuring reserve; loss contingencies; allowances for doubtful accounts; share-based compensation; and useful lives for depreciation and amortization.  Actual results could differ materially from these estimates.

Revenue Recognition

The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition.” (“SAB No. 104”).  SAB No. 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) title has transferred; (3) the fee is fixed or determinable; and (4) collectibility is reasonably assured.  The Company uses contracts and customer purchase orders to determine the existence of an arrangement. The Company uses shipping documents and third-party proof of delivery to verify that title has transferred. The Company assesses whether the fee is fixed or determinable based upon the terms of the agreement associated with the transaction. To determine whether collection is probable, the Company assesses a number of factors, including past transaction history with the customer and the creditworthiness of the customer. If the Company determines that collection is not reasonably assured, then the recognition of revenue is deferred until collection becomes reasonably assured, which is generally upon receipt of payment.

The Company records product sales net of estimated product returns and discounts from the list prices for its products. The amounts of product returns and the discount amounts have not been material to date. The Company includes shipping and handling costs in cost of product sales.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Inventories

The Company writes down its inventory for estimated obsolescence and to lower of cost or market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required. Once established, the original cost of the inventory less the related inventory allowance represents the new cost basis of such products. Reversal of the allowances is recognized only when the related inventory has been sold or scrapped.

Concentration of Credit Risk

Financial instruments that potentially subject us to significant concentration of credit risk consist primarily of cash, cash equivalents, and accounts receivable.  As of December 31, 2009, substantially all of our cash and cash equivalents were managed by a number of financial institutions.  As of December 31, 2009 our cash and cash equivalents and restricted cash does not exceed FDIC insured limits.

Fair Value of Financial Instruments

At September 30, 2010, our financial instruments included cash and cash equivalents, accounts and credit cards payable, and other long-term debt.

The fair values of these financial instruments approximated their carrying values based on either their short maturity or current terms for similar instruments.

Advertising Costs

 The Company expenses the costs of producing advertisements when the advertising order is placed.  Internet advertising expenses are recognized as incurred based on the terms of the individual agreements, which are generally: 1) a commission for traffic driven to the Website that generates a sale or 2) a referral fee based on the number of clicks on keywords or links to the Company’s Website generated during a given period.

Shipping and Handling

Net sales for the nine months ended September 30, 2010 and 2009 includes amounts charged to customers of $532,203 and $499,691, respectively, for shipping and handling charges. For the three months ended September 30, 2010 and 2009, net sales included amounts charged to customers of $171,233 and $164,697, respectively, for shipping and handling charges.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over estimated service lives for financial reporting purposes.

Expenditures for major renewals and betterments which extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. When properties are disposed of, the related costs and accumulated depreciation are removed from the respective accounts, and any gain or loss is recognized currently.

Operating Leases

The Company leases its facility under a five year operating lease which was signed in July 1, 2007 and expires March 31, 2011.  The Rent expense under this lease for the nine months ended September 30, 2010 and 2009 was $97,720 and $97,561, respectively.

Segment Information

During the nine months ended September 30, 2010 and 2009, the Company only operated in one segment; therefore, segment information has not been presented.

Recently Issued Accounting Pronouncements

In January 2010, FASB issued ASU 2010-6 Improving Disclosures about Fair Measurements ("ASU 2010-6"). ASU 2010-6 provides amendments to subtopic 820-10 that require separate disclosure of significant transfers in and out of Level 1 and Level 2 fair value measurements and the presentation of separate information regarding purchases, sales, issuances and settlements for Level 3 fair value measurements. Additionally, ASU 2010-6 provides amendments to subtopic 820-10 that clarify existing disclosures about the level of disaggregation and inputs and valuation techniques. ASU 2010-6 is effective for financial statements issued for interim and annual periods ending after December 15, 2010. The Company does not expect the adoption of ASU 2010-06 to have a material impact on its consolidated results of operations or financial position.

In October 2009, the FASB issued ASU 2009-13, “Multiple Deliverable Revenue Arrangements.” ASU 2009-13 amends ASC 605-10, “Revenue Recognition,” and addresses accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than as a combined unit, and provides guidance regarding how to measure and allocate arrangement consideration to one or more units of accounting.  ASU 2009-13 is effective for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010.  Early adoption is permitted, but certain requirements must be met.  The Company is in the process of evaluating ASU 2009-13 and does not expect that it will have a significant impact on its consolidated financial statements.

NOTE C—IMPAIRMENT OF LONG-LIVED ASSETS

The Company accounts for impairment of its equipment or leasehold improvements in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 360.  Pursuant to ASC 360, long-lived assets, such as property, plant and equipment and purchased intangibles subject to amortization shall be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized to the extent that the carrying amount exceeds the asset's fair value. Assets to be disposed of and related liabilities would be separately presented in the consolidated balance sheet. Assets to be disposed of would be reported at the lower of the carrying value or fair value less costs to sell and would not be depreciated.  There was no impairment as of September 30, 2010.

NOTE D—INVENTORY

All inventories are stated at the lower of cost or market using the first-in, first-out method of valuation.

The Company's inventories at December 31, 2009 and September 30, 2010 consists entirely of finished goods.

NOTE E—PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2009 and September 30, 2010 consisted of the following:

	September 30, 2010	December 31, 2009	Estimated Useful Life
Equipment	$195,045	$181,424	5 years
Automobiles	40,216	40,216	5 years
Subtotal	235,261	221,640
Accumulated Depreciation	(181,834)	(156,175)
	$53,426	$65,465

Depreciation expense was $25,659 and $24,360 for the nine months ended September 30, 2010 and 2009, respectively.

NOTE F— OTHER ASSETS

The intangible assets total $72,530 and consist of $4,320 in capitalized trademark costs and $68,210 related to the contribution of the e-commerce platform contributed by a former shareholder. Accumulated amortization is $70,562 for the nine months ended September 30, 2010 and $70,058 for the years ended December 31, 2009.

NOTE G— LINE OF CREDIT

On May 19, 2006, the Company entered into a loan agreement for a line of credit with a commercial bank with a limit of $50,000.  Borrowings under the agreement bear interest at 3% above prime rate and was 6.25% at September 30, 2010 and December 31, 2009. The line of credit is payable monthly, fully amortized over three years.  On May 31, 2007, the line of credit was increased to $100,000 and the due date was extended to May 31, 2010.  The line of credit is personally guaranteed by the President and CEO of the Company.  At September 30, 2010, the balance owed under the line of credit was $21,401.

Management believes cash flows generated from operations, along with current cash and investments as well as borrowing capacity under the line of credit and other credit facilities should be sufficient to finance capital requirements required by operations. If new business opportunities do arise, additional outside funding may be required.

NOTE H – NOTES PAYABLE – RELATED PARTIES

On October 25, 2006, a director and minority shareholder, Dmitrii Spetetchii, loaned the Company $120,000. The loan was to repaid in 14 monthly installments of $10,000 each, beginning November 30, 2006. The agreed monthly payments were not made and $41,000 was repaid on the first anniversary. The balance as of September 30, 2010 was $79,000.

The President, director and majority shareholder, Fyodor Petrenko has made multiple loans to the Company since January 11, 2005 totaling $283,017.  The balance on these loans as of September 30, 2010 was $283,017.

NOTE I—COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its facility under a five year operating lease which was signed in July 2007 and expires March 31, 2011.  The monthly rent expense is $10,699, and includes a common area maintenance charge of $3,400.  The common area maintenance charge is subject to a yearly adjustment based on inflation in the tri-state area of New York, New Jersey and Connecticut.  The rent expense under this lease for the nine months ended September 30, 2010 was $97,720.

NOTE J — INCOME TAXES

The provision for income taxes is based on the current estimate of the annual effective tax rate and is adjusted as necessary for discrete events occurring in a particular period. The effective income tax rate for the nine months ended September 30, 2010 was 12% as compared to 56% for the nine months ended September 30, 2009. The lower effective income tax rate for 2010 was primarily due to a lower forecasted annual effective state income tax rate for fiscal year 2010 as compared to fiscal year 2009.

The Company recognizes income tax liabilities related to unrecognized tax benefits in accordance with the FASB’s authoritative guidance related to uncertain tax positions and adjusts these liabilities when its judgment changes as the result of the evaluation of new information. The Company does not anticipate any significant changes to the unrecognized tax benefits recorded at the balance sheet date within the next 12 months.

NOTE K— SUBSEQUENT EVENTS

None.